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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38559) of RMI Titanium Company of our report dated May 30, 1997, appearing on page 1 of the Annual Report of The RMI Titanium Company Employee Savings and Investment Plan which appears as Exhibit 99.1 to the Annual Report on Form 10-K of RMI Titanium Company for the year ended December 31, 1996, as amended by this Form 10-K/A. We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-38340) of RMI Titanium Company of our report dated May 30, 1997, appearing on page 1 of the Annual Report of The RMI Titanium Company Bargaining Unit Employees Savings and Investment Plan which appears as Exhibit 99.2 to the Annual Report on Form 10-K of RMI Titanium Company for the year ended December 31, 1996, as amended by this Form 10-K/A.

PRICE WATERHOUSE LLP

Pittsburgh, Pennsylvania
June 19, 1997